As filed with the Securities and Exchange Commission on April 30, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIO-RAD LABORATORIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Alfred Nobel Drive Hercules, CA	94547
(Address of Principal Executive Offices)	(Zip Code)

BIO-RAD LABORATORIES, INC. 2017 INCENTIVE AWARD PLAN, AS AMENDED
(Full title of the plans)

Courtney C. Enloe
Executive Vice President, General Counsel and Secretary
BIO-RAD LABORATORIES, INC.
1000 Alfred Nobel Drive
Hercules, CA 94547
(510) 724-7000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Tad J. Freese
Richard Kim
Maj Vaseghi
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Bio-Rad Laboratories, Inc. (the “Registrant”) for the purpose of registering (i) 171,860 additional shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), to the extent such shares become available for issuance under the Registrant’s 2017 Incentive Award Plan (as amended from time to time, the “2017 Plan”) pursuant to the provisions of the 2017 Plan as a result of the forfeiture of awards and (ii) 628,140 additional shares of Class A Common Stock reserved for issuance under the 2017 Plan. The Registrant is hereby registering an aggregate of 800,000 additional shares of its Class A Common Stock issuable under the 2017 Plan. These additional shares of Class A Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 relating to the same benefit plan was filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2017 (File No. 333-220219) and a Registration Statement on Form S-8 was filed with the SEC on May 8, 2024 (File No. 333-279218).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
    The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement to the extent not replaced hereby:

(a)
The contents of the Registrant’s earlier Registration Statements on Form S-8 relating to the 2017 Plan filed with the SEC on August 29, 2017 (File No. 333-220219) and May 8, 2024 (File No. 333-279218);

(b)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026, which contains audited financial statements for the Registrant’s latest fiscal year;

(c)
The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2026;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on April 30, 2026;

(e)	The Registrant’s Current Report on Form 8-K filed with the SEC on April 24, 2026; and

(f)
The description of the Registrant’s Class A Common Stock and Class B Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 22, 2008, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Class A Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 8. Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Filing Date	Number
4.1	Restated Certificate of Incorporation of Bio-Rad Laboratories, Inc.	10-K	02/28/11	3.1
4.2	Certificate of Amendment to Restated Certificate of Incorporation of Bio-Rad Laboratories, Inc.	10-K	02/28/11	3.1.1
4.3	Amended and Restated Bylaws of Bio-Rad Laboratories, Inc.	8-K	9/9/24	3.1
4.4	Description of Bio-Rad Laboratories, Inc. Class A and Class B Common Stock.	10-K	03/02/20	4.1
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
23.2	Consent of KPMG LLP, independent registered public accounting firm.				X
24.1	Power of Attorney (included in the signature page to the Registration Statement).				X
99.1#	Bio-Rad Laboratories, Inc. 2017 Incentive Award Plan, as amended.	8-K	4/24/26	10.1
107.1	Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hercules, State of California, on this 30th day of April, 2026.

BIO-RAD LABORATORIES, INC.

By:	/s/ Norman Schwartz
Norman Schwartz
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Courtney C. Enloe and Roop K. Lakkaraju, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Norman Schwartz	Chairman of the Board and	April 30, 2026
Norman Schwartz	Chief Executive Officer
(Principal Executive Officer)

/s/ Roop K. Lakkaraju	Executive Vice President,	April 30, 2026
Roop K. Lakkaraju	Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Jeffrey L. Edwards	Director	April 30, 2026
Jeffrey L. Edwards

/s/ Gregory K. Hinckley	Director	April 30, 2026
Gregory K. Hinckley

/s/ Melinda Litherland	Director	April 30, 2026
Melinda Litherland

/s/ Arnold A. Pinkston	Director	April 30, 2026
Arnold A. Pinkston

/s/ Allison Schwartz	Director	April 30, 2026
Allison Schwartz